TERMINATION AGREEMENT
(RELATING TO THE PATENT PURCHASE AGREEMENT DATED JANUARY 24, 2023)

This Termination Agreement ("Agreement"), made and entered into as of March 13, 2025 (“Execution Date”), is by and between Donald Wade Owens residing at 26320 Hayden Lane, Menifee, CA. 92584 (“Seller”) and HNO International, Inc., a for-profit corporation organized under the laws of Nevada, licensed to conduct business in the State of California and having its principle office at 41558 Eastman Drive, Ste B, Murrieta, CA 92562 (“Buyer”). Seller and Buyer are also referred to in this Agreement collectively as the “Parties."

RECITALS

WHEREAS, the Parties entered into a Patent Purchase Agreement dated January 24, 2023 (the “Purchase Agreement”), under which Seller sold certain patents to Buyer in exchange for 5,000,000 shares of Series A Preferred Stock;

WHEREAS, the transaction involved a related party, and the Parties now wish to terminate the Purchase Agreement and unwind the transaction.

NOW, THEREFORE, the Parties agree as follows:

1. Termination of Agreement.

1.1 The Purchase Agreement is hereby terminated as of the Effective Date. The Parties agree that the Purchase Agreement shall have no further force or effect.

2. Reassignment of Patents

2.1 Buyer agrees to assign and transfer to Seller all right, title, and interest in the patents listed in Exhibit A.

2.2 Buyer shall execute any additional documents needed to complete the reassignment of the patents to Seller.

3. Return of Series A Preferred Stock

3.1 Seller agrees to return to Buyer the 5,000,000 shares of Series A Preferred Stock.
3.2 Upon return, the shares shall be canceled and treated as null and void.

4. Mutual Release

4.1 Each Party releases the other from any and all claims, liabilities, and obligations arising out of or related to the Purchase Agreement.

1

5. Effective Date

5.1 This Termination Agreement is effective as of January 24, 2023.

6. Miscellaneous

6.1 Governing Law – This Agreement shall be governed by the laws of the State of Nevada.
6.2 Counterparts – This Agreement may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the Effective Date.

SELLER:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

By: /s/ Donald Wade Owens

Donald Wade Owens

BUYER:

By: /s/ Hossein Haririnia

Hossein Haririnia

Principal Financial Officer

HNO International, Inc.

2

EXHIBIT A

COUNTRY	APPLN NO	Patent Number	TITLE	STATUS
US	13/844,267	8,757,107	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	13/922,351	9,453,457	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	14/016,388	9,476,357	METHOD AND APPARATUS FOR INCREASING COMBUSTION EFFICIENCY AND REDUCING PARTICULATE MATTER EMISSIONS IN JET ENGINES	Issued
US	14/326,801	9,267,468	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	17/047,041	10,920,717	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
AUSTRALIA	2019405749	2019405749	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
CHINA	201980092511.1		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
EUROPE	19900413.6.		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
JAPAN	2021-535288		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending

3